Exhibit T3A.11

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CBL CENTER HOLDCO, LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF AUGUST, A.D. 2021, AT 10:03 O`CLOCK A.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
6162347 8100 SR# 20212957049	Authentication: 203903175 Date: 08-12-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:03 AM 08/12/2021 FILED 10:03 AM 08/12/2021 SR 20212957049 - File Number 6162347	STATE OF DELAWARE CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.    The name of the limited liability company is CBL CENTER HOLDCO, LLC                                                                                                                                                                                                                                                                                               ..

2.    The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive                             (street), in the City of Wilmington                            , Zip Code 19808            . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

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By:	/s/ JEFFERY V CURRY
Authorized Person

Name:	JEFFERY V CURRY
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